UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23495	22-3367588
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Matawan Road, Suite 420 Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 739-2900

N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01               Regulation FD Disclosure.

On February 12, 2008 at 10:00 a.m. ET, PacificHealth Laboratories, Inc. (the “Company”) is hosting a “Meet the Management” conference call and audio webcast to introduce the most recent additions to its senior management team.   Jason Ash, newly appointed President and Chief Operating Officer, and Matthew Spolar, newly appointed Vice President of Product Development and Supply Chain, will present updates on the Company’s most recent activities and provide brief overviews of their respective responsibilities at the Company.  A copy of the slides referenced and made available in connection with the conference call and audio webcast is attached hereto as Exhibit 99.1.

Participants should call (888) 562-3356 (United States/Canada) or (973) 582-2700 (International) and request the PacificHealth Laboratories call or utilize the confirmation code 31060016.  A telephonic replay will be available for anyone unable to participate in the live call.  To access the replay, call (800) 642-1687 (United States/Canada) or (706) 645-9291 (International) and enter confirmation code 31060016.  The recording will be available from 11:00 a.m. (ET) on Tuesday February 12, 2008 through Tuesday February 19, 2008 at 11:59 p.m. (ET).  A live broadcast of the conference call will also be available via the Internet at http://audioevent.mshow.com/341120/ or at http://pacifichealthlabs.com/ under “Investor Relations.”  The webcast will be archived on the Company’s website for one year.

The slides made available in connection with the conference call and audio webcast will be available at http://www.pacifichealthlabs.com/ under “Investor Relations” before the call.  The slides attached to this report as Exhibit 99.1 are furnished pursuant to this Item 7.01 and shall not be deemed filed in this or any other filing of the Company under the Securities Exchange Act of 1934, as amended, unless expressly incorporated by specific reference in any such filing.

Item 9.01.               Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

99.1	Investor Presentation Slides.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Dated: February 12, 2008	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen
Chief Financial Officer